LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby constitutes and appoints each of Robin E. Lampkin, Serena S. Kenost and Stephanie Cloud, or any of them acting singly and with full power of substitution, as the undersigned's true and lawful attorney-in-fact (each such person an “Attorney-in- Fact”), with full power and authority as hereinafter described on behalf of and in the undersigned’s name, place and stead, in any all capacities to:

1. Take such actions which may be necessary or desirable to enable the undersigned to submit forms, schedules and other documents with the U.S. Securities and Exchange Commission (the “SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which includes without limitation (a) preparation, execution and submission to the SEC of a Form ID (and any amendments thereto), and any other documents, information and actions as may be necessary or appropriate to obtain credentials (including codes or passwords) to enable the undersigned to make electronic filings and submissions with the SEC utilizing the EDGAR system, and (b) enroll the undersigned in EDGAR Next or any successor filing system,

2. act as an account administrator for the undersigned’s EDGAR account, which includes

(a) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (b) maintaining the security of filer’s EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (d) taking any other actions contemplated by Rule 10 of Regulation S-T;

3. delegate to Ashland Inc. (the “Company”) the authority from the undersigned’s EDGAR account administrators and authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account;

4. execute for and on behalf of the undersigned and in the undersigned's capacity as an officer or director or both of the Company, Forms 3, 4 and 5 (and any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of the Company’s securities;

5. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such Form 3, 4 or 5, complete and execute any amendments thereto, and timely file any such form with the SEC and any securities exchange or similar authority;

6. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to any Attorney-in-Fact and further approves and ratifies any such release of information; and

7. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by or for, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion.

The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, or such Attorney-in-Fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing Attorneys-In-Fact.

The undersigned hereby revokes all previous limited powers of attorney that have been granted by or on the undersigned’s behalf in connection with reporting obligations, if any, under Section 16 of the Exchange Act with respect to holdings of and transactions in securities issued by the Company.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 28th day of July, 2026.

Signed and acknowledged:

/s/ Peter T. Thomas